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                                                                  EXHIBIT 10.14

                               SECOND AMENDMENT TO
                           EMPLOYMENT LETTER AGREEMENT

This Second Amendment ("AMENDMENT") to the Employment Letter Agreement ("AGREEMENT"), is entered into as of 11 day of June, 2001 ("EFFECTIVE DATE") between United Industries Corporation, a Delaware corporation, or any successors or assigns thereof (collectively, the "COMPANY") and John Timony ("EXECUTIVE"). Certain capitalized terms used herein are as defined in the Agreement.

Executive and the Company are parties to the Agreement dated January 22, 2001, which Agreement was first amended as of February 5, 2001. The Company and Executive desire to further amend the Agreement pursuant to the terms and conditions set forth below.

Executive and the Company, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound, hereby amend the Agreement as of the Effective Date in the following respects:

1. A new Section 12, "Sale of Company" shall be inserted in the Agreement as follows:

During the term of this Agreement, if a "Sale" of the Company shall occur, as the term Sale is defined in Section 4.1(b)(iii)(w-z) in the United Industries Corporation Stock Option Agreement (attached to the Agreement as Item 4 Exhibit), and if Executive's employment with the Company is terminated by the Company for any reason other than for cause during the twelve (12) month period following such Sale, then in lieu of the severance provisions set forth in
Section 11 of the Agreement, UIC will pay Executive:

     (a) base salary accrued through Executive's date of termination;

     (b) accrued incentive compensation determined in accordance with the Company's incentive compensation plan in effect on the Sale date, on a pro-rata basis for the fiscal year in which the Sale occurs, and

     (c) a severance payment equal to twenty-four (24) months of Executive's base salary in effect as of the date of the Sale, payable in twenty-four
     (24) equal consecutive monthly installments, beginning on the last day of the month following the month in which Executive's employment terminates, provided that:

          (i) prior to the Company's commencing such payments, Executive signs a general release of UIC in substantially the form attached to the Agreement as ITEM 11 EXHIBIT, and

          (ii) any provision of Executive's current Noncompetition and Nonsolicitation covenants (as set forth in Item 9 Exhibit to the Agreement) to the contrary notwithstanding, Executive agrees that he shall continuously abide by such covenants for twenty-four (24) months from the date his employment terminates by reason of such Sale.

2. Except as otherwise specifically modified above, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the aforesaid Effective Date.

UNITED INDUSTRIES CORPORATION                  /s/ John Timony
                                               ------------------------
                                               John Timony ("Executive")
By: /s/ Robert L.Caulk
    ------------------------
Name: Robert L. Caulk
Its:  President and Chief Executive Officer